EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Thermo Voltek Corp.:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1995 (except with respect to the matters discussed in Note 12 as to which the date is March 1,
        1995) included in Thermo Voltek Corp.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        December 21, 1995